                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                      COMPASS PLASTICS & TECHNOLOGIES, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

--------------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                      COMPASS PLASTICS & TECHNOLOGIES, INC.
                           15730 South Figueroa Street
                            Gardena, California 90248
                                                             September 25, 1998



Dear Stockholder:

         We cordially invite you to attend our Annual Meeting of Stockholders to be held at 9:00 a.m. on Friday, October 23, 1998, at the Torrance Holiday Inn, 19800 South Vermont Avenue, Torrance, California 90502. Enclosed are the Notice of Annual Meeting, Proxy Statement and a Proxy Card relating to the Annual Meeting which we urge you to read carefully. Also enclosed is the Company's Annual Report on Form 10-K for the fiscal year ended October 26, 1997, and Quarterly Reports on Form 10-Q for the quarters ended January 25, 1998, April 26, 1998 and July 26, 1998. Whether or not you expect to attend the Annual Meeting, please sign and date the enclosed Proxy Card and return it as promptly as possible to ensure that your shares will be voted. Because mail delays occur frequently, it is important that the enclosed Proxy Card be returned well in advance of the meeting.


                                      On Behalf of Your Board of Directors


                                      GEOFFREY J.F. GORMAN
                                      Chairman of the Board


                                      MICHAEL A. GIBBS
                                      President and Chief Executive Officer

                      COMPASS PLASTICS & TECHNOLOGIES, INC.
                           15730 South Figueroa Street
                            Gardena, California 90248
                               -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held October 23, 1998
                               -------------------


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Compass Plastics & Technologies, Inc., a Delaware corporation (the "Company"), will be held at the Torrance Holiday Inn, 19800 South Vermont Avenue, Torrance, California 90502, on Friday, October 23, 1998, beginning at 9:00 a.m., local time. The Annual Meeting will be held for the following purposes:

         1. To elect five members of the Board of Directors, each to hold office until the next Annual Meeting and until his successor is elected and qualified; and

         2. To consider and transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

         The Board of Directors has fixed September 24, 1998, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof, and only stockholders of record at the close of business on that date are entitled to such notice and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and at the offices of the Company for ten days prior to the Annual Meeting.

         We hope that you will use this opportunity to take an active part in the affairs of the Company by voting on the business to come before the Annual Meeting, either by executing and returning the enclosed Proxy Card or by casting your vote in person at the Annual Meeting.

         STOCKHOLDERS UNABLE TO ATTEND THE ANNUAL MEETING IN PERSON ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. A STAMPED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. IF A STOCKHOLDER RECEIVES MORE THAN ONE PROXY CARD BECAUSE HE OR SHE OWNS SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY CARD SHOULD BE COMPLETED AND RETURNED.

                                           By Order of the Board of Directors


                                           PAUL J. IACONO
                                           Vice President - Finance
Gardena, California
September 25, 1998

                      COMPASS PLASTICS & TECHNOLOGIES, INC.
                           15730 South Figueroa Street
                            Gardena, California 90248
                                 (213) 770-8771

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                OCTOBER 23, 1998


                                  INTRODUCTION

         This Proxy Statement is furnished to the stockholders by the Board of Directors of Compass Plastics & Technologies, Inc., a Delaware corporation (the "Company"), for solicitation of proxies for use at the Annual Meeting of Stockholders to be held at the Torrance Holiday Inn, 19800 South Vermont Avenue, Torrance, California 90502, on Friday, October 23, 1998, at 9:00 a.m., local time, and at any and all adjournments thereof.

         The expense of this solicitation of proxies will be borne by the Company. Solicitations will be made only by use of the mail except that, if deemed desirable, officers and regular employees of the Company may solicit proxies by telephone, telecopier and personal calls. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons and the Company will reimburse them for their reasonable expenses incurred in this connection.

         The Company's Annual Report on Form 10-K, including financial statements for the fiscal year ended October 26, 1997, and Quarterly Reports on Form 10-Q for the quarters ended January 25, 1998, April 26, 1998 and July 26, 1998, accompany but do not constitute part of this Proxy Statement.

         The purpose of the meeting and the matters to be acted upon are set forth in the attached Notice of Annual Meeting. As of the date of this Proxy Statement, the Board of Directors knows of no other business which will be presented for consideration at the Annual Meeting. A stockholder giving a proxy pursuant to the present solicitation may revoke it at any time before it is exercised by submitting a duly executed proxy bearing a later date or by delivering to the Secretary of the Company a written notice of revocation prior to the Annual Meeting. No proxy will be used if the stockholder is personally present at the meeting and informs the Company that such stockholder wishes to vote the shares in person. Subject to such revocation, all shares represented by a properly executed proxy received prior to or at the Annual Meeting will be voted by the proxy holders whose names are set forth in the accompanying proxy in accordance with the instructions on the proxy. If no instruction is specified with respect to a matter to be acted upon, the shares represented by the proxy will be voted "FOR" the election of the nominees for director set forth herein. If any other business shall properly come before the Annual Meeting, votes will be cast pursuant to said proxies in respect of any such other business in accordance with the judgment of the persons acting under said proxies.

         It is anticipated that the mailing to stockholders of this Proxy Statement and the enclosed proxy will commence on or about September 25, 1998.

                    OUTSTANDING SECURITIES AND VOTING RIGHTS

         Only stockholders of record at the close of business on September 24, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At that date, there were 4,883,750 outstanding shares of common stock, par value $.001 per share, of the Company (the "Common Stock"), the only outstanding voting security of the Company. There was no beneficial owner (as defined under the rules of the Securities and Exchange Commission) of more than 5% of the Common Stock known to the Company at the Record Date, other than as set forth under the caption "Security Ownership of Certain Beneficial Owners and Management" below.

         The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under applicable Delaware law, the effect of the broker non-votes on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority. The effect of broker non-votes on the specific items to be brought before the Annual Meeting of Stockholders is discussed under each item. The affirmative vote of a majority of all shares of Common Stock represented and voting at the Annual Meeting is required to elect directors pursuant to Proposal No. 1.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth information as to the shares of Common Stock owned as of the Record Date, by (i) each person known to the Company to be the beneficial owner of more than 5% of the Common Stock; (ii) each director;
(iii) each executive officer named in the Summary Compensation Table herein; and
(iv) all directors and executive officers of the Company as a group. Unless otherwise indicated in the table or in the footnotes following the table, (a) the persons as to whom the information is given had sole voting and investment power over the shares of Common Stock shown as beneficially owned by them, and
(b) the business address of each such person is c/o Compass Plastics & Technologies, Inc., 15730 South Figueroa Street, Gardena, California 90248.

                                                                              Number of          Percent of
                                                                               Shares           Common Stock
Name and Address of                                                         Beneficially        Beneficially
Beneficial Owner                                                               Owned(1)           Owned(1)
-----------------------                                                     ------------        ------------

Sirrom Investments, Inc. .......................................              867,144(2)            16.3%
500 Church Street, Suite 200
Nashville, TN  37219

North Atlantic Smaller Companies ...............................              787,500               16.1
    Investment Trust plc
c/o JO Hambro & Partners Limited
10 Park Place
London SW1A 1LP, U.K.

Private Equity Partners, L.P.(3)................................              279,106                9.2
808 Lexington Avenue, 2nd Floor
New York, NY  10021

Geoffrey J.F. Gorman............................................              579,914(4)            11.9
808 Lexington Avenue, 2nd Floor
New York, NY  10021

Michael A. Gibbs................................................              446,515(5)             9.1

James S. Adams..................................................               46,124                *

G. Michael Frink................................................                1,250                *

Stephen M. Adams................................................               23,062                *

Jawed Ghias.....................................................               19,500                *

Christopher H.B. Mills..........................................              787,500(6)            16.1
c/o JO Hambro & Partners Limited
10 Park Place
London SW1A 1LP, U.K.

Jay M. Swanson..................................................               10,000(7)             *
c/o Swanson Ventures LLC
77 North Street, Suite 6
Medfield, MA  02052

Werner H. Schulz................................................               50,000(8)             1.0

All directors and executive officers as.........................            1,917,352               39.3
   a group (8 persons)

------------------------
* Percentage ownership is less than 1%.

(1) In accordance with Rule 13d-3(d)(1)(i) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shares beneficially owned include shares issuable upon the exercise of options, warrants, rights or conversion privileges within 60 days of the Record Date. For the purpose of computing the percentage of outstanding shares beneficially owned by a particular person, any securities not outstanding which are subject to options, warrants, rights or conversion privileges exercisable by that person within 60 days of the Record Date have been deemed to be outstanding, but have not been deemed outstanding for the purpose of computing the percentage of the class beneficially owned by any other person.

(2) Includes five-year warrants to purchase 420,000 shares of Common Stock at an exercise price of $6.75 per share, which were issued on February 27, 1998 to Sirrom Capital Corporation d/b/a Tandem Capital ("Sirrom") in connection with the issuance of a $7,000,000 12.25% debenture by Sirrom to finance a portion of the acquisition of M.O.S. Plastics, Inc ("M.O.S."). Does not include additional warrants to purchase 140,000 shares of Common Stock per year which may be issued to Sirrom in the event any portion of the 12.25% debenture remains outstanding on February 27, 2000 and on each anniversary thereafter, in each case at an at an exercise price equal to the greater of $7.00 per share or 75% of the average closing bid price of the Common Stock for the 20 trading days preceding the required date of issuance of such additional warrants.

(3) Private Equity Partners, LLC ("PEP") is the general partner of Private Equity Partners, L.P., a Delaware limited partnership.

(4) Includes (i) 279,106 shares of Common Stock owned by Private Equity Partners, L.P., of which Mr. Gorman is the managing partner of PEP, its general partner, and (ii) 271,091 shares of Common Stock owned directly which are pledged to the Company as collateral for a loan. See "Certain Relationships and Related Transactions."

(5) Includes (i) 46,515 shares of Common Stock owned beneficially through Private Equity Partners, L.P., and (ii) 400,000 shares of Common Stock owned directly which are pledged to the Company as collateral for a loan. Does not include 222,222 shares of Common Stock which may be issued in the future upon certain circumstances under options granted to Mr. Gibbs under the Company's 1997 Stock Option Plan. See "Executive Compensation and Related Matters-- Employment and Management Agreements" and "Certain Relationships and Related Transactions."

(6) Represents shares owned beneficially by North Atlantic Smaller Companies Investment Trust plc, of which Mr. Mills is a managing director.

(7) Represents shares of Common Stock issuable upon the exercise of a five-year warrant, at an exercise price of $8.00 per share, issued to Mr. Swanson for serving as a director of the Company. See "Information about Board Meetings and Committees, and Management - Compensation of Directors."

(8) Represents shares of Common Stock issuable upon the exercise of a warrant issued to Mr. Schulz in connection with the acquisition of M.O.S. on February 27, 1998. The warrant, which may be exercised at any time, expires on February 27, 2003 and has an exercise price of $10.80 per share.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION
                          OF THE NOMINEES LISTED BELOW

         A Board of five directors is to be elected at the Annual Meeting, to hold office until the 1998 Annual Meeting of Stockholders and thereafter until their respective successors are elected and qualified. The Board of Directors proposes the five nominees named below, each of whom is presently a director of the Company. All nominees have advised the Company that they are able and willing to serve as directors. However, if any nominee is unable to or for good cause will not serve, the persons named in the accompanying proxy will vote for any other person nominated by the Board of Directors.

         If one or more other persons are nominated as directors, the five nominees receiving the highest number of votes will be elected as directors. Accordingly, abstentions and broker non-votes will have no effect on the election of directors.

         Set forth below are the names and ages, and backgrounds, of the nominees of the Board of Directors:


                              NOMINEES FOR DIRECTOR

Geoffrey J.F. Gorman - Age 40
Director since 1996

         Mr. Gorman has been the Chairman of the Board of the Company and AB Plastics Corporation ("AB Plastics") since September 1996. Mr. Gorman also serves as managing partner of Private Equity Partners, L.L.C., an investment fund, which he founded in March 1996. From 1985 to June 1996, Mr. Gorman was a managing partner and stockholder of Ardshiel, Inc., an investment fund specializing in leveraged buyouts. Mr. Gorman is currently the Co-Chairman of the Board of Santa Maria Foods Corporation, a producer and distributor of Italian specialty foods, and a director of Analab, Inc., an environmental testing business. He was previously a director of Golden State Vintners, Koala Springs International, Inc., Protein Genetics, Inc. and The Swanson Company. Mr. Gorman received a B.A. from Boston University in 1979 and an M.B.A. from the Amos Tuck School of Business Administration at Dartmouth College in 1985.

Michael A. Gibbs  - Age 61
Director since 1996

         Mr. Gibbs has been the President and Chief Executive Officer of the Company, Chief Executive Officer of AB Plastics and a director of the Company and AB Plastics since September 1996. Mr. Gibbs is also the President of Page Mill Corporation, a consulting firm which he began in 1971. Mr. Gibbs has been involved since 1991 as an advisor and principal in the identification, evaluation, acquisition and operation of companies in the plastics industry including Styrex Industries, Inc., an injection-molded plastics components manufacturer which was sold in 1993 to PureTech Industries, Inc. Mr. Gibbs began his business career in 1964 with the international business consulting firm of Booz Allen & Hamilton and spent five years as Vice President of Corporate Planning for Reliance Holdings Corporation (formerly, Leasco Corporation) before becoming an independent entrepreneur and business advisor in 1973. For the past 25 years, Mr. Gibbs has served as a financial and business advisor to third parties in the identification, financing, acquisition and operation of approximately 42 businesses, and has participated as a principal stockholder, executive officer and director in certain of these businesses. A food distribution and a glass distribution business in which Mr. Gibbs was the sole stockholder and served as chief executive officer filed for Chapter 11 reorganization under the federal Bankruptcy Code in 1980 and 1991, respectively. From July 1991 through October 1993, Mr. Gibbs rendered services for various corporate affiliates of The Selzer Group and Transnational Capital Ventures, Inc., privately-owned companies engaged in situations involving financially and/or operationally troubled companies. In connection with providing such services, Mr. Gibbs served in various capacities as an executive officer or director of C-B/Murray Corporation, Inc. and American Specialty Equipment Corp., companies which filed for Chapter 11 reorganization within the past five years. Mr. Gibbs received a B.S. in Engineering from the University of Alabama in 1957 and an M.A. in Industrial Management from New York Polytechnic Institute in 1965.

         In June 1995, Mr. Gibbs individually filed a petition for reorganization under Chapter 11 of the Bankruptcy Code. Such filing was occasioned primarily as a result of litigation commenced against Mr. Gibbs by a financial institution seeking payment of a personal loan made by such institution to Mr. Gibbs in 1989. Mr. Gibbs accepted such loan principally in reliance upon the completion of the sale of a business in which Mr. Gibbs was a principal stockholder and which such financial institution had committed to finance, but which sale was not completed. Mr. Gibbs has counterclaimed against the institution alleging breach of its financial commitment. In April 1997, Mr. Gibbs filed a plan of reorganization with the federal bankruptcy court in Connecticut. Such plan, as well as the litigation between Mr. Gibbs and the financial institution, is currently pending. Mr. Gibbs has been advised by bankruptcy counsel that inasmuch as his investment in the securities of the Company was made following the filing of his petition for reorganization, the shares of Common Stock of the Company owned of record and beneficially by Mr. Gibbs would not be part of the bankruptcy estate or be required to be used to finance his plan of reorganization in a Chapter 11 proceeding.

Christopher H.B. Mills - Age 44
Director since 1996

         Mr. Mills has been a member of the Company's Board of Directors and a director of AB Plastics since September 1996. Mr. Mills has been a managing director of North Atlantic Smaller Companies Investment Trust plc, an investment trust, since 1984, and a director and senior investment manager of JO Hambro & Partners Limited, an investment advisor, since 1993, both of which are based in London. Mr. Mills serves as a director of American Opportunity Trust plc, an investment trust, Horace Small Apparel plc, a manufacturer of occupational uniforms, and Oryx International Growth Food plc, an investment fund, which are publicly-traded companies in the United Kingdom. Mr. Mills also serves as a director of D.S. Bancor Inc., a bank holding company, and PS Group Holdings Inc., an aircraft leasing company, which are publicly-traded companies in the United States. Mr. Mills was educated at Eton College and received a degree in Business Studies from the Guildhall University in London in 1974.

Jay M. Swanson - Age 45
Director since 1997

         Mr. Swanson has been a member of the Company's Board of Directors since May 1997. Since February 1994, Mr. Swanson has been the Managing Partner of Swanson Ventures and Blacksmith

Partners, private investment firms specializing in leveraged buyouts. Mr. Swanson currently serves as the Co-Chairman of the Board of Santa Maria Foods Corporation, a producer and distributor of Italian specialty foods, is on the Board of Directors of Northern Management Corp., and is a partner in The Contrarian Group, an investment fund. From 1976 to January 1994, Mr. Swanson served in various roles with John Hancock Financial Services managing portfolios of investments. In 1994, Mr. Swanson was appointed to the Advisory Board of the Competitiveness Center of the Hudson Institute. Mr. Swanson received a B.S. in Finance from the University of Illinois in 1974.

Werner H. Schulz - Age 56
Director since 1998

         Mr. Schulz became a member of the Company's Board of Directors on May 14, 1998, following the Company's acquisition of M.O.S. Plastics, Inc., the company that he founded and served as its President and Chief Executive Officer since 1974.

                             INFORMATION ABOUT BOARD
                     MEETINGS AND COMMITTEES, AND MANAGEMENT

         There was one meeting of the Board of Directors for the period commencing September 3, 1997 (the effective date of the registration statement for the initial public offering of the Common Stock) and ended October 26, 1997. Each director attended the Board of Directors meeting.

Committees of the Board

         Audit Committee - During the fiscal year ended October 26, 1997, the Audit Committee of the Company's Board of Directors consisted of Michael A. Gibbs, Christopher H.B. Mills and Jay M. Swanson. The Audit Committee did not meet during the fiscal year ended October 26, 1997. The Audit Committee, among other things, makes recommendations to the Board of Directors regarding the independent auditors to be selected by the Board, reviews the independence of those auditors and reviews audit results.

         Compensation Committee - During the fiscal year ended October 26, 1997, the Compensation Committee of the Company's Board of Directors consisted of Geoffrey J.F. Gorman, Christopher H.B. Mills and Jay M. Swanson. The Compensation Committee did not meet during the fiscal year ended October 26, 1997. The Compensation Committee recommends to the Board compensation plans and arrangements with respect to the Company's executive officers and key personnel, including grants of stock options under the Company's stock option plans.

         Nominating Committee - The Board of Directors does not currently have and does not intend to establish a Nominating Committee as such functions are to be performed by the entire Board of Directors.

Compensation of Directors

         The Company pays JO Hambro & Partners Limited ("JO Hambro"), of which Christopher H.B. Mills, a director of the Company, is a director, an annual fee of $50,000, payable quarterly, as a director's fee. Under a September 1996 agreement with JO Hambro, the Company is required to make these payments to JO Hambro as long as a representative of JO Hambro serves on the Board of Directors of the Company or AB Plastics and certain investors, previously introduced to the Company by JO Hambro, hold in the aggregate in excess of 10% of the outstanding shares of the Company's Common Stock on a fully-diluted basis. In addition, the Company pays Jay M. Swanson, a director of the Company, an annual retainer of $10,000 for serving on the Board of Directors, plus $1,000 for each meeting of the Board of Directors or committee thereof attended. The Company does not intend to separately compensate employees for serving as directors.

Certain Relationships and Related Transactions

         In October 1996, the Company entered into a management agreement effective as of August 1, 1996, with PEP, of which Geoffrey J.F. Gorman, the Chairman of the Board of the Company, is the managing partner. See "Executive Compensation - Employment and Management Agreements."

         In October 1996, the Company entered into a management agreement, effective as of August 1, 1996, with a corporate affiliate of Michael A. Gibbs, the President of the Company, and Mr. Gibbs, individually. Under this agreement, Mr. Gibbs and his affiliate agreed to serve as a consultant of the

Company with primary responsibilities, subject to the direction of the Company's Board, to review the general policies of the Company and to work with management of the Company in all aspects of manufacturing, sales, distribution and customer relations, the establishment of operating systems, cost savings methods and budgets. In exchange for such services, in October 1996, the Company paid Mr. Gibbs and his affiliate $183,333, representing fees for services provided prior to the date of such agreement, and agreed to pay Mr. Gibbs and his affiliate an aggregate annual consulting fee of $200,000, payable in monthly installments until the earlier of December 31, 1998 or the employment by the Company of a full-time chief executive officer. In September 1997, at the consummation of the Company's initial public offering, the management agreement between the Company and Mr. Gibbs and his affiliate was terminated.

         In April 1997, the Company advanced $50,000 to Michael A. Gibbs as a personal loan evidenced by a note payable out of any net proceeds received by Mr. Gibbs from the sale of any shares of the Company's Common Stock held by him directly (not beneficially). The note bears interest at a rate equal to the highest interest rate paid by the Company or AB Plastics from time to time for borrowed money.

         Prior to the purchase of its principal executive offices in Gardena, California in August 1997, the Company leased such offices from 15730 South Figueroa Properties, a California general partnership, of which James S. Adams, President of AB Plastics, is a general partner and holds a 50% interest in the partnership through a family trust. The other 50% interest in the partnership is held by the estate of Robert J. Adams, the brother of James S. Adams and father of Stephen M. Adams, who died in 1996. The Company purchased this facility in August 1997 for $3.1 million, the fair market value of such property as determined by two independent real estate appraisal firms. The partnership acquired the original lot and facility in 1980, and the side parcel in 1983, for a total of approximately $3.9 million.

         The Company's Certificate of Incorporation provides for indemnification of the Company's officers and directors in certain circumstances.

Management

         The names and ages of the executive officers of the Company, and their positions with the Company, are as follows:


Name                                        Age       Position
----                                        ---       --------

Geoffrey J.F. Gorman.............           40        Chairman of the Board of the Company and
                                                        AB Plastics
Michael A. Gibbs.................           61        President of the Company and
                                                        Chief Executive Officer of AB Plastics
James S. Adams...................           68        President of AB Plastics
G. Michael Frink.................           47        Vice President - Sales and
                                                        Marketing of AB Plastics
Stephen M. Adams.................           37        Vice President - Technology of AB Plastics
Jawed Ghias......................           43        Vice President - Manufacturing of AB
                                                        Plastics
Paul J. Iacono...................           37        Vice President - Finance of the Company
                                                        and AB Plastics

         See "Nominees for Directors" above for certain biographical information concerning Geoffrey J.F. Gorman and Michael A. Gibbs.

         James S. Adams is one of the co-founders of AB Plastics and for the past 40 years has served as a senior executive officer of AB Plastics. Since 1982, Mr. Adams has served as President of AB Plastics. Mr. Adams received a B.S. in Business Management from Pepperdine University in 1979. Mr. Adams is the uncle of Stephen M. Adams.

         G. Michael Frink has been the Vice President - Sales and Marketing of AB Plastics since February 1997. He previously served as a Regional Manager of Business Development of Southern Plastic Mold, Inc., a custom plastic injection molder, from January 1992 to November 1996, and as West Coast Regional Manager of Tenera, Inc., a plastic and sheet metal component manufacturer, from November 1996 to February 1997. Mr. Frink also held positions in sales and program management at Avedon Engineering, a custom plastic injection molder, from 1984 to December 1991. Mr. Frink received a B.A. in Business Administration from the University of Oregon in 1972.

         Stephen M. Adams, the son of one of the co-founders of AB Plastics, has been the Company's Vice President - Technology since September 1996. At all times since 1982, Mr. Adams has served in a number of engineering and technology-related positions with AB Plastics, the most recent being Vice President - Operations. Mr. Adams received a B.S. in Industrial Technology from Chico State University in 1983 and is currently completing on a part-time basis an M.B.A. from the University of Phoenix. Mr. Adams is the nephew of James S. Adams.

         Jawed Ghias has been the Vice President - Manufacturing of AB Plastics since February 1996. From 1985 to February 1996, Mr. Ghias held a number of positions with Industrial Molding Corporation ("IMC"), a custom plastic injection molder, including Vice President of the Plastics Division, Plant Manager, Quality Assurance Manager and Assembly Manager. Mr. Ghias received a B.S. in Mechanical Engineering from N.E.D. University of Engineering and Technology in Pakistan in 1983.

         Paul J. Iacono has been the Vice President-Finance of the Company and AB Plastics since October 1996. He previously served as Director of Finance of Compounding Technology, Inc., a plastic compounding subsidiary of M.A. Hanna Company, from March 1993 to September 1996. Mr. Iacono also served as Manager of Business Operations of Ele Corporation, a custom plastic injection molder, from October 1991 to February 1993, and in variety of positions in accounting and operations including Controller and Materials Manager of IMC from 1980 to 1991. Mr. Iacono received a B.A. in accounting from California State University at Fullerton in 1984 and an M.B.A. from Pepperdine University in 1996.

         No family relationship exists among any of the directors or executive officers of the Company, except that James S. Adams and Stephen M. Adams are uncle and nephew, respectively. No arrangement or understanding exists between any director or executive officer and any other person pursuant to which any director or executive officer was selected as a director or executive officer of the Company. All executive officers are appointed annually by the Board of Directors.


                   EXECUTIVE COMPENSATION AND RELATED MATTERS

                  The following table sets forth the total compensation paid by the Company to the Company's Chief Executive Officer and the other four executive officers of the Company (collectively, the "Named Executive Officers") whose total compensation exceeded $100,000 for the fiscal year ended October 26, 1997:

                                                  Summary Compensation Table

                                                                                           Long-Term
                                                                                          Compensation
                                                                                          ------------
                                                    Annual Compensation(1)                   No. Of
                                                    ----------------------                 Securities
                                            Fiscal                                         Underlying    All Other
Name and Principal Position                  Year          Salary            Bonus           Options    Compensation
---------------------------                  ----          ------            -----           -------    ------------
Michael A. Gibbs ....................        1997        $120,833(2)        $      0         222,222         $0
President  of the  Company  and Chief        1996               0(3)               0         200,000          0
Executive Officer of AB Plastics

James S. Adams ......................        1997        $100,000           $  8,000               0         $0
President of AB Plastics                     1996         232,365                  0          46,124          0


Jawed Ghias .........................        1997        $140,000           $ 35,000               0         $0
Vice President-Manufacturing of AB           1996          99,523              5,000         160,000          0
Plastics

Paul J. Iacono ......................        1997        $ 85,289           $ 42,500               0         $0
Vice President - Finance of the              1996           3,269                  0         120,000          0
Company and AB Plastics(4)

Stephen M. Adams ....................        1997        $100,000           $ 16,000               0         $0
Vice President-Technology of AB              1996          96,366                  0          23,062          0
Plastics

--------------
(1) The column for "Other Annual Compensation" has been omitted because there is no compensation required to be reported in such column. The aggregate amount of perquisites and other personal benefits provided to any Named Executive Officer did not exceed the lesser of $50,000 or 10% of the total annual compensation paid to such officer.

(2) Mr. Gibbs and a corporate affiliate of Mr. Gibbs received approximately $92,000 from the Company pursuant to a management agreement effective as of August 1, 1996. See "Employment and Management Agreements" below.

(3) Mr. Gibbs and a corporate affiliate of Mr. Gibbs received in the aggregate approximately $200,000 pursuant to a consulting agreement commencing in February 1996, superseded by a management agreement effective as of August 1, 1996. See "Employment and Management Agreements" below.

(4) Mr. Iacono became Vice President - Finance of the Company and AB Plastics in October 1996.

Employment and Management Agreements

         In October 1996, but effective as of August 1, 1996, the Company entered into a management agreement with PEP, of which Geoffrey J.F. Gorman, the Chairman of the Board of the Company, is the managing partner. Under this agreement, PEP and Mr. Gorman have agreed to serve as consultants to the Company and AB Plastics with primary responsibilities, subject to the direction of the Company's Board, to review the general policies of the companies and to render assistance in connection with various forms of financings on their behalf. In exchange for such services, in October 1996, the Company paid PEP an aggregate of $225,000, representing $150,000 in fees for services provided prior to the date of such agreement and $75,000 of reimbursable expenses, and the Company and AB Plastics have agreed jointly to pay PEP an annual consulting fee of $100,000, payable in monthly installments, and to provide benefits to Mr. Gorman comparable to those provided to the Company's executive officers. The management agreement extends through September 30, 2001, and includes non-disclosure, non-competition and non-solicitation provisions through such date or so long as PEP or Mr. Gorman continue to own shares of Common Stock of the Company or hold options or warrants to purchase such Common Stock.

         In September 1997, Mr. Gibbs entered into an employment agreement with the Company expiring October 31, 2000. Pursuant to such agreement, Mr. Gibbs serves as the President of the Company and Chief Executive Officer of AB Plastics, and devotes not less than 75% of his business and professional time to the affairs of the Company and AB Plastics. Under the terms of such employment agreement, Mr. Gibbs receives a base salary of $275,000 per year, and is entitled to receive annual bonuses of $100,000, $200,000 and $300,000 in each of the Company's fiscal years ending in 1998, 1999 and 2000, respectively, if the Company's EBITDA (as defined) shall equal or exceed $12.0 million, $18.0 million and $24.0 million, or increments thereof, in the fiscal years ending in 1998, 1999 and 2000, respectively. In addition, the Company agreed to provide benefits to Mr. Gibbs comparable to those provided to the Company's executive officers. The employment agreement includes non-disclosure, non-competition and non-solicitation provisions.

         Pursuant to his employment agreement, the Company granted Mr. Gibbs options to purchase an aggregate of 222,222 shares of Common Stock of the Company pursuant to the Company's 1997 Stock Option Plan. Such options expire October 31, 2002 and are only exercisable at a time when Mr. Gibbs shall be performing services for the Company, unless such services are terminated by the Company "without cause," as defined in his employment agreement. In addition, the options vest and are exercisable prior to their expiration date, only to the extent of (i) 74,074 shares if the average of the closing prices of the Company's Common Stock, as reported on Nasdaq or any national securities exchange for any 30 consecutive trading days (the "Average Closing Price"), shall equal or exceed $16.00 per share, (ii) 148,148 shares if the Average Closing Price shall equal or exceed $24.00 per share and (iii) 222,222 shares if the Average Closing Price shall equal or exceed $32.00 per share. See "Stock Option Plans" below.

         In September 1996, in connection with the acquisition of AB Plastics, AB Plastics entered into employment agreements with James S. Adams to serve as the President of AB Plastics through June 1999 and with Stephen M. Adams to serve as the Vice President-Technology of AB Plastics through September 1999. Pursuant to the employment agreements, James S. Adams has agreed to continue to perform services primarily in connection with customer relations and strategic long-term planning and Stephen Adams has agreed to continue to supervise, on a day-to-day basis, the technical aspects of the Company's business. The Company currently pays each of James S. Adams and Stephen M. Adams an annual salary of $100,000 and provides them with customary health and medical benefits. These individuals have also agreed not to compete with the Company for the period through September 2001 and September 2000, respectively, and not to disclose confidential information relating to the Company at any time.

         AB Plastics has also entered into employment agreements with each of G. Michael Frink, Jawed Ghias and Paul J. Iacono to serve as Senior Vice President-Sales and Marketing, Vice President-Manufacturing and Vice President-Finance of AB Plastics, respectively. Under such agreements, AB Plastics currently pays annual base salaries of $100,000, $140,000 and $100,000 to Messrs. Frink, Ghias and Iacono, respectively. Each of such individuals is also entitled to receive an annual bonus, with Mr. Frink entitled to receive up to $80,000 for achieving target performance levels based on sales and diversification of AB Plastics' customer base, with a minimum of $20,000. Messrs. Ghias and Iacono are entitled to participate in AB Plastics' bonus pool for executive employees, to be established by the Board, to receive up to one-half of his annual base salary. Each of such individuals has also agreed not to compete with the Company during the term of his agreement and for one year thereafter and not to disclose confidential information relating to AB Plastics at any time.

         On February 27, 1998, the Company entered into an employment/consulting agreement with Werner H. Schulz. Under such agreement, Mr. Schulz has agreed to render services to the Company, in a management capacity, in the areas of sales, engineering and tooling relating to M.O.S. through February 1999 as an employee of the Company, and thereafter through February 2000 as a consultant to the Company. Mr. Schulz will be compensated at the monthly base rate of $16,667 with respect to the period in which he serves as an employee and $4,133 with respect to the period in which he serves as a consultant to the Company. Mr. Schulz has agreed not to compete with the Company for the period through February 2003 and not to disclose confidential information relating to the Company or M.O.S. at any time.

Options Granted During Fiscal 1997

         The following table sets forth certain information regarding grants of stock options to purchase the Company's Common Stock made to each of the Named Executive Officers during the fiscal year ended October 26, 1997:

                                                                                             Potential
                                                                                         -----------------
                                                                                          Realizable Value
                                                                                             at Assumed
                                                                                           Annual Rates of
                                                                                             Stock Price
                                                                                           Appreciated for
                                                                  Individual Grants         Option Term (2)
                                                    -----------------------------------  ------------------
                        Number
                    of Securities  Percent of Total Exercise
                      Underlying   Options Granted   Price   Fair Market
                       Options     to Employment in   Per   Value on Date    Expiration
Name                   Granted       Fiscal Year    Share(1)  of Grant          Date       5%        10%
------------------- -------------  ---------------- -------- ------------   ------------  ---       ------
Michael A. Gibbs...    222,222            100%       $8.00     $8.00         10/31/2002   $0         $0
  President of the
  Company
  and Chief Executive
  Officer of AB Plastics

--------------
(1)      All options were granted at or above market value on the date of grant.

(2) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on option exercises are dependent upon other factors, including the future performance of the Common Stock and overall stock market conditions.

Aggregate Option Exercises During Fiscal 1997 and Fiscal Year-End Option Values

         The following table sets forth information on options exercised, unexercised options and year-end option values in each case with respect to options to purchase shares of the Company's Common Stock held at October 26, 1997 by each of the Named Executive Officers:

                                                                                                        Value of
                                                                                                       Unexercised
                                                                                                      In-the-Money
                                                                           Number of Securities         Options
                                                                          Underlying Unexercised     at Fiscal Year
                                                                            Options at Fiscal            End(1)
                                      Shares Acquired                      Year End (Exercisable/     (Exercisable/
 Name                                  on Exercise(2)  Value Realized        (Unexercisable)         Unexercisable)
 ---------------------------------    ---------------  --------------      ----------------------    ---------------
 Michael A. Gibbs.................       200,000       $ 1,400,000              0/222,222                 0/0
 President of the Company and Chief
 Executive Officer of AB Plastics

 James S. Adams...................        46,124       $   322,868                  --                     --
 President of AB Plastics

 Jawed Ghias......................             -               -                0/160,000                 0/0
 Vice President-Manufacturing of AB
 Plastics
                                               -               -                0/120,000                 0/0
 Paul J. Iacono...................
 Vice President - Finance of the
    Company and AB Plastics

 Stephen M. Adams.................        23,062       $  161,434                   --                     --
 Vice President - Technology  of AB
 Plastics

-------------
(1) Represents the difference between the closing sales price of the Common Stock on October 26, 1997 and the exercise price of the option multiplied by the applicable number of options.

(2) Each officer delivered to the Company his promissory note in respect of the aggregate exercise price for such shares. See "Certain Relationships and Related Transactions."

Stock Option Plans

         1996 Stock Option Plan. In September 1996, the stockholders of the Company approved the Company's 1996 Stock Option Plan, as previously adopted by the Company's Board of Directors (the "1996 Plan"), pursuant to which officers, directors, key employees and consultants of the Company are eligible to receive incentive stock options and non-qualified stock options to purchase up to an aggregate of 800,000 shares of Common Stock. There are currently outstanding under the 1996 Plan stock options for an aggregate of 440,000 shares of Common Stock at an exercise price of $1.00 per share, expiring on December 31, 2002. The exercise price under such outstanding stock options represents not less than 100% of the fair market value of the underlying Common Stock as of the date that such options were granted, as determined by the Board of Directors of the Company on the date that such options were granted. Options to purchase 50,808 shares were granted to Mr. Gorman in 1996 at an exercise price of

$1.00 per share, and options to purchase 200,000 shares were granted to Mr. Gibbs in 1996 at an exercise price of $1.00 per share, all of which options were exercised in September 1997.

         With respect to incentive stock options, the 1996 Plan provides that the exercise price of each such option must be at least equal to 100% of the fair market value of the Common Stock on the date that such option is granted (and 110% of fair market value in the case of stockholders who, at the time the option is granted, own more than 10% of the total outstanding Common Stock), and requires that all such options have an expiration date not later than that date which is one day before the tenth anniversary of the date of the grant of such options (or the fifth anniversary of the date of grant in the case of 10% or greater stockholders). However, with certain limited exceptions, in the event that the option holder ceases to be associated with the Company, or engages in or is involved with any business similar to that of the Company, such option holder's incentive options immediately terminate. Pursuant to the 1996 Plan, the aggregate fair market value, determined as of the date(s) of grant, for which incentive stock options are first exercisable by an option holder during any one calendar year cannot exceed $100,000.

         1997 Stock Option Plan. In June 1997, the stockholders of the Company approved the Company's 1997 Stock Option Plan, as previously adopted by the Company's Board of Directors (the "1997 Plan"), pursuant to which officers, directors, key employees and consultants of the Company are eligible to receive incentive stock options and non-qualified stock options to purchase up to an aggregate of 800,000 shares of Common Stock. The Plan also provides for the grant of stock appreciation rights, restricted stock, performance share and performance units at the discretion of the Company's Board of Directors. There are currently outstanding under the 1997 Plan stock options to purchase an aggregate of 465,222 shares of Common Stock, of which 222,222 options are at an exercise price of $8.00 per share, 93,000 options are at an exercise price of $8.50 per share and 150,000 options are at an exercise price of $4.50 per share. See "Employment and Management Agreements." The requirements of the 1997 Plan with respect to incentive stock options are identical to the requirements of the 1996 Plan.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Compensation Committee of the Board of Directors are Geoffrey J.F. Gorman, Christopher H.B. Mills and Jay M. Swanson. No member of the Board of Directors or the Compensation Committee has any interlocking relationship with any other corporation that requires disclosure under this heading.

                     REPORT OF THE COMPENSATION COMMITTEE ON
                             EXECUTIVE COMPENSATION

         The Compensation Committee (the "Committee") of the Board of Directors of the Company was established on September 3, 1997 (the effective date of the registration statement for the initial public offering of the Common Stock) and did not hold any meetings during the fiscal year ended October 26, 1997. The duties and responsibilities of the Committee include the following:

         (a) approval of annual salaries and other benefits provided for executive officers of the Company;

         (b) approval of the adoption of compensation plans in which the executive officers of the Company may be participants and awarding of benefits under such plans; and

         (c) undertaking studies and making recommendations with respect to the Company's compensation structure and policies and the development of management personnel.

         The Committee's policies with respect to executive compensation are intended to achieve the following goals. First, they are intended to create base compensation levels sufficient to attract and retain talented and dedicated executive officers. Second, the compensation policies are intended to provide a direct link between performance during the year (both the performance of the Company as a whole and the performance of the individual officer) as a part of the officer's compensation. Third, the compensation policies are intended to provide executive officers with the opportunity to acquire an equity stake in the Company through the grant of options pursuant to the Company's stock-based incentive plan.

         During the fiscal year ended October 26, 1997, the full Board approved bonuses and granted options to certain of its executive officers and certain employees. In each case, the Board's decision was based upon the principles and procedures outlined above.


                             COMPENSATION COMMITTEE
                              Geoffrey J.F. Gorman
                             Christopher H.B. Mills
                                 Jay M. Swanson

         The Report of the Compensation Committee on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                   STOCKHOLDER RETURN PERFORMANCE PRESENTATION

         Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on the Common Stock against the cumulative total return of the Nasdaq Non-Financial Index and the Russell 2000 Index for the period commencing September 4, 1998 (the effective date of the registration statement for the initial public offering of the Common Stock) and ended July 31, 1998 (the most recent practicable date prior to the mailing of this Proxy Statement). The data represented below assumes $100 invested in each of the Common Stock on September 4, 1997, and the Nasdaq Non-Financial Index and the Russell 2000 Index on August 31, 1997. The stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                 COMPARISON OF 11 MONTH CUMULATIVE TOTAL RETURN*
                   AMONG COMPASS PLASTICS & TECHNOLOGIES, INC.
            THE RUSSELL 2000 INDEX AND THE NASDAQ NON-FINANCIAL INDEX


  150 |------------------------------------------------------------------------|
      |                                                                %       |
      |                                                   %#           #     % |
      |                                             %#          %#           # |
      |       @                               %#                               |
      |       #%    @              %#                                          |
D 100 |-@#%---------#%-----%#@----------%#-------------------------------------|
O     |                            @                                           |
L     |                                  @           @                         |
L     |                                        @                               |
A     |                                                                        |
R     |                                                    @     @             |
S  50 |------------------------------------------------------------------------|
      |                                                                        |
      |                                                                @       |
      |                                                                      @ |
      |                                                                        |
      |                                                                        |
    0 |------------------------------------------------------------------------|
     9/4/97  9/97  10/97  11/97  12/97  1/98  2/98  3/98  4/98  5/98  6/98  7/98


--------------------------------------------------------------------------------
                    @ COMPASS PLASTICS & TECHNOLOGIES, INC.
                    # RUSSELL 2000
                    % NASDAQ NON-FINANCIAL
--------------------------------------------------------------------------------

*$100 INVESTED ON 9/4/97 IN STOCK OR ON 8/31/97
 INCLUDING REINVESTMENT OF DIVIDENDS.
 FISCAL YEAR ENDING OCTOBER 31.

                                         September 4, 1997     October 31, 1997      July 31, 1998
                                         -----------------     ----------------      -------------
Compass Plastics &
     Technologies, Inc...........................$100               $107.81             $ 24.22
Nasdaq Non-Financial
     Index....................................... 100                 99.28              117.21
Russell 2000 Index............................... 100                102.61              101.96


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under the Exchange Act, the Company's directors, its executive (and certain other) officers, and any persons holding more than 10% of the Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the Securities and Exchange Commission ("Commission") and the Nasdaq Stock Market. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these dates during the fiscal year ended October 26, 1997. All of these filing requirements were satisfied by the Company's directors, officers and 10% holders. In making these statements, the Company has relied on the written representations of its directors, officers and 10% holders and copies of the reports that they have filed with the Commission.



                            PROPOSALS OF STOCKHOLDERS

         Under certain circumstances, stockholders are entitled to present proposals for consideration at stockholders meetings. Any such proposal to be included in the proxy statement for the Company's next Annual Meeting of Stockholders must be submitted to the Secretary of the Company prior to November 30, 1998. It is suggested that such proposals be sent by Certified Mail, Return Receipt Requested.

             OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING

         The Company knows of no other matters to be presented at the Annual Meeting, but if any other matters should properly come before the meeting, it is intended that the persons named in the accompanying form of proxy will vote the same in accordance with their best judgment and their discretion, and authority to do so is included in the proxy.


                                            By Order of the Board of Directors


                                            PAUL J. IACONO
                                            Vice President - Finance

                     COMPASS PLASTICS & TECHONOLOGIES, INC.
             THIS PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD OCTOBER 23, 1998

         Geoffrey J.F. Gorman, Michael A. Gibbs and Paul J. Iacono, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote, as designated below, all shares of Common Stock of Compass Plastics & Technologies, Inc. held of record by the undersigned on September 24, 1998, at the Annual Meeting of Stockholders to be held at 9:00 a.m. on October 23, 1998, at the Torrance Holiday Inn, 19800 South Vermont Avenue, Torrance, California 90502, and at any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

         1.       ELECTION OF DIRECTORS.  To elect all nominees.

         Nominees are: Geoffrey J.F. Gorman, Michael A. Gibbs, Christopher H.B. Mills, Jay M. Swanson and Werner H. Schulz.

              [ ] AUTHORITY GIVEN          [ ] AUTHORITY WITHHELD

         For all nominees listed above except:
         -----------------------------------------------------------------

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

         PLEASE MARK, DATE AND SIGN THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.

         Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.

         The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith. Unless otherwise specified, this Proxy will be voted FOR Proposal 1.

                                        IMPORTANT: Please sign exactly as name
                                        appears hereon. Each joint owner shall
                                        sign. Executors, administrators,
                                        trustees, etc., should give their full
                                        title.


                                        ---------------------------------------
                                                    Signature(s)

                                        ---------------------------------------
                                                        Date

                                        ---------------------------------------
                                                    Signature(s)

                                        ---------------------------------------
                                                        Date